Exhibit 4.3

TOPS HOLDING CORPORATION

and

TOPS MARKETS, LLC,

and the Guarantors from time to time parties hereto,
as Guarantors

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 12, 2010

SECOND SUPPLEMENTAL INDENTURE dated as of February 12, 2010 (this “Second Supplemental Indenture”), among Tops Holdings Corporation, a corporation organized under the laws of the State of Delaware, (the “Company”), Tops Markets, LLC, a New York limited liability company (“Tops Markets” and, together with the Company “the Issuers”) the guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the “Trustee”) and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as Collateral Agent (the “Collateral Agent”).

WHEREAS, the Issuers, the Guarantors, the Trustee and the Collateral Agent have entered into an Indenture dated as of October 9, 2009 (the “Base Indenture”) in connection with the issuance of $275,000,000 of the Issuers’ 10.125% Senior Secured Notes due 2015 (the “Outstanding 10.125% Notes”), which Base Indenture was supplemented by a supplemental indenture dated as of January 29, 2010 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”) (capitalized terms used herein without definition have the meanings given such terms in the Indenture);

WHEREAS, the Issuers and the Guarantors desire and have requested that the Trustee and the Collateral Agent join them in the execution and delivery of this Second Supplemental Indenture in order to establish and provide for the issuance by the Issuers of an additional $75,000,000 aggregate principal amount of 10.125% Senior Notes due 2015 (the “Additional 10.125% Notes”);

WHEREAS, Section 2.01(c) of the Indenture provides for the issuance of Additional Notes and Section 9.01(9) of the Indenture permits the Indenture to be amended or supplemented without the consent of any Holders to provide for the issuance of Additional Notes;

WHEREAS, the Additional 10.125% Notes shall constitute Additional Notes pursuant to the Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Second Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid supplement to the Indenture pursuant to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
GENERAL TERMS AND CONDITIONS OF THE ADDITIONAL 10.125% NOTES.

SECTION 1.01.            DESIGNATION OF NOTES.

Pursuant to this Second Supplemental Indenture, there is hereby designated an additional $75,000,000 aggregate principal amount of Additional Notes under the Indenture.

SECTION 1.02.            OTHER TERMS OF THE NOTES.

(a)           The terms of the Additional 10.125% Notes shall be identical to the terms of the Outstanding 10.125% Notes.  The Additional 10.125% Notes shall initially be evidenced by a 144A Global Note substantially in the form of Exhibit A to the Base Indenture and shall accrue interest from October 9, 2009 and have the same terms, including without limitation, the same maturity date, interest rate, redemption and other provisions and interest payment dates as the Outstanding 10.125% Notes, and will be part of the same series as the Outstanding 10.125% Notes.

(b)           The Additional 10.125% Notes shall be issued on February 12, 2010.

ARTICLE II
ADDITIONAL ISSUANCE OF ADDITIONAL 10.125% NOTES.

Additional 10.125% Notes in the aggregate principal amount equal to $75,000,000 may, upon execution of this Second Supplemental Indenture, be executed by the Issuers and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery such Additional 10.125% Notes pursuant to Section 2.02 of the Indenture and Section 1.02 of this Second Supplemental Indenture.

ARTICLE III
MISCELLANEOUS.

SECTION 3.01.            LEGENDS

Each Global Note representing Additional 10.125% Notes shall bear the legends set forth in Section 2.06(g) of the Indenture applicable to such Global Note.

SECTION 3.02.            GOVERNING LAW

THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.03.            EXECUTION IN COUNTERPARTS

The parties hereto may sign one or more copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page to this Second Supplemental Indenture (including by facsimile, email or other electronic means) shall be effective as delivery of a manually executed counterpart of this Supplement Indenture.

SECTION 3.04.            HEADINGS

The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

 [Signature pages follow.]

2

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

TOPS HOLDING CORPORATION

By:	/s/ Gary Matthews
	Name:	Gary Matthews
	Title:	President

TOPS MARKETS, LLC

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer

TOPS PT, LLC

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer

TOPS GIFT CARD COMPANY, LLC

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	President

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U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

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